Exhibit 1.1

EXECUTION VERSION

AUTOZONE, INC.

(a Nevada corporation)

$400,000,000

1.300% SENIOR NOTES DUE 2017

UNDERWRITING AGREEMENT

Dated: January 7, 2014

i

AUTOZONE, INC.

(a Nevada corporation)

UNDERWRITING AGREEMENT

January 7, 2014

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

as Representatives of the several Underwriters named

in Schedule I attached hereto (the “Representatives”)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28226

Ladies and Gentlemen:

AutoZone, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), $400,000,000 in aggregate principal amount of its 1.300% Senior Notes Due 2017 (the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of August 8, 2003 (as supplemented by an officers’ certificate to be dated as of January 14, 2014, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-180768), including a base prospectus dated April 17, 2012 (the “Base Prospectus”), relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 430B and Rule 424 under the Securities Act of 1933, as amended (the “1933 Act”), and (ii) the Base Prospectus. The term “Registration Statement” means the registration statement (Registration No. 333-180768), as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of such registration statement at the time it became effective including, if applicable, the Rule 430B Information. The term “Rule 430B Information” means any information in the Prospectus Supplement that was omitted from the Registration Statement at the time it was declared effective but is deemed to be a part of and included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” and that was used after the Registration Statement became effective and prior to the execution and delivery of this Agreement, together with the Base Prospectus. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “General Disclosure Package” (as defined below) shall include in each case the documents incorporated by reference therein, and the term “Registration Statement” shall include the documents incorporated or deemed to be incorporated by reference therein or otherwise deemed by the rules and regulations of the Commission under the Securities Act (the “1933 Act Regulations”) to be a part of or included therein.

For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Representatives and to each Underwriter, as of the date hereof and as of the Closing Time (as defined below) (in each case, a “Representation Date”), as follows:

(i) Status as a Well-Known Seasoned Issuer. The Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).

At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that became effective under the 1933 Act upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

At the respective times the Registration Statement and each amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations (as defined below).

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act) and the Prospectus, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet (as defined in Section 3(b)), the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:45 p.m. (Eastern time) on January 7, 2014, or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus supplement relating to the Securities, together with the base prospectus that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(iii) Issuer Free Writing Prospectus. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule III hereto. The Representatives shall provide notice to the Company if the distribution of the Securities has not been completed as of the Closing Time, and at such later time as the distribution of the Securities has been completed.

(iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus and the General Disclosure Package, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in the offering as set forth in this Agreement and (c) at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) Independent Accountants. The accountants who audited the financial statements and any supporting schedules thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The supporting schedules, if any, have been prepared in conformity with GAAP and present fairly in all material respects the information required to be stated therein. The selected financial data included in the General Disclosure Package or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10(e) of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings, management or business affairs, or any development involving a prospective material adverse change in the financial condition, earnings, management or business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”), if any, has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, limited liability company member interests or partnership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries (with the exception of the preferred stock of AutoZone Development Corporation, of which the Company owns, directly and indirectly, 1,088 shares and others own 112 shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock, limited liability company member interests or partnership interest of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization of the Securities. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

(xii) Authorization of the Indenture. The Indenture has been, or prior to the issuance of the Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii) Descriptions of the Securities and Indenture. The Securities being sold pursuant to this Agreement and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (a) in violation of its charter or by-laws, or other organizational documents, as applicable, (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or (c) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except for violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of or default or Repayment Event (as defined below) under, or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of (a) the provisions of the charter or by-laws, or other organizational documents, as applicable, of the Company or any of its Subsidiaries or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as stated therein), or which might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Agreement or the Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Agreement or the Indenture, except such as have been already made, obtained or rendered, as applicable, and except such that the failure to make, obtain or render would not result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated by the Prospectus, this Agreement or the Indenture.

(xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the General Disclosure Package

and the Prospectus or (B) those which do not, singly or in the aggregate, have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease where such claim or claims, individually or in the aggregate, would result in a Material Adverse Effect.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened, to the Company’s knowledge, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Accounting Controls and Disclosure Controls. The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxiv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxv) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and

the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxvi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxvii) Foreign Assets Control. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel to the Underwriters in connection with the offering of the Securities and dated a Representation Date shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on such Representation Date.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.63% of the principal amount of the Securities.

(b) Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Securities are to be offered to the public initially at 99.98% of the principal amount of the Securities (the “Public Offering Price”), plus accrued interest, if any, from January 14, 2014, to the date of payment and delivery, and to certain dealers selected by the Representatives, at a price that represents a concession not in excess of 0.20% of the principal amount under the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of 0.125% of the principal amount of the Securities, to any Underwriter or to certain other dealers.

(c) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on January 14, 2014, or such other time not later than January 14, 2014, as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Securities or certificates for the Securities, as applicable, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time. The Securities or certificates for the Securities, as applicable, will be made available for examination and packaging by the Representatives in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants and agrees with the Representatives and with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission with respect to the Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto) at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives and substantially in the form of Schedule II hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Representatives with reports it is required to file with the Commission under the 1934 Act.

(c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel to the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (i) promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities), and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Securities. During the period beginning on the date hereof and continuing to and including the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business).

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the

Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the 1933 Act Regulations notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(o) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee, and its respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (the “FINRA”) of the terms of sale of the Securities, if applicable, (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Section 20 of Schedule E of the bylaws of the FINRA), if applicable and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fifth paragraph of Section 1(a)(ii). It being understood, however, that, except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any securities by them and any advertising expenses connected with any offers they may make.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or 9(a)(i) or 9(a)(iii) (only with respect to the Company’s securities), hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. The Prospectus containing the Rule 430B Information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), as applicable (or any required post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinions of Counsel to the Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Morrison & Foerster LLP, counsel to the Company, (ii) the Senior Vice President, General Counsel and Secretary of the Company and (iii) Brownstein Hyatt Farber Schreck, LLP, Nevada counsel to the Company, in form and substance reasonably satisfactory to counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Annexes I, II and III hereto, respectively. To the extent applicable, each such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel to the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion and the favorable negative assurance letter, in each case, reasonably satisfactory to the Underwriters, dated as of Closing Time, of Latham & Watkins LLP, counsel to the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package, any material adverse change in the financial condition, earnings, management or business affairs, or any development involving a prospective material adverse change in the financial condition, earnings, management or business affairs, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Ratings. At the Closing Time, the Securities shall have the ratings accorded by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations), and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings. Since the date hereof, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities or any of the Company’s other securities by any such rating organization, and no such rating organization shall have publicly announced, or provided notice that, it has under surveillance or review its rating of the Securities or any of the Company’s other securities.

(h) No Objection. If the Registration Statement or an offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Additional Documents. At the Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(j) Termination of Underwriting Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission in each case as described in paragraph 6(a)(i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, in each case as described in paragraph 6(a)(i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid written request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such written request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the

Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in Schedule I, and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities; provided, however, that the representations and warranties of the Company shall be deemed to be made as of the date of execution of this Agreement and the Closing Time only.

SECTION 9. Termination.

(a) Underwriting Agreement. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package, (1) any material adverse change in the financial condition, earnings, management or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (2) any development involving a prospective material adverse change in or affecting the financial condition, earnings, management or business of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package, in any case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities include Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or a declaration of a national emergency or war by the United States or other calamity or crisis or any material adverse change or development involving a prospective material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or trading generally on the New York Stock Exchange or the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by such market or by order of the Commission, FINRA or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder (the “Defaulted Securities”), then the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd floor (facsimile number: (212) 834-6081), c/o U.S. Bancorp Investments, Inc., 214 N. Tryon St. 26th Floor, EX-NC-WSTC, Charlotte, North Carolina 28202 Attention: Debt Capital Markets (facsimile number: (877) 219-0512) and c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28226 Attention: Transaction Management (facsimile number: (704) 410-0326) and notices to the Company shall be directed to it at 123 South Front Street, Memphis, Tennessee 38103, Attention: Senior Vice President, General Counsel and Secretary (facsimile number: (901) 495-8374).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Representatives and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Representatives and the Company in accordance with its terms.

Very truly yours,

AUTOZONE, INC.

By:	/s/ Brian L. Campbell
	Name:	Brian L. Campbell
	Title:	Vice President and Treasurer

By:	/s/ William T. Giles
	Name:	William T. Giles
	Title:	Executive Vice President and Chief Financial Officer

[Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Authorized Signatory

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Douglas T. Fink
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

On behalf of themselves and as Representatives of the underwriters named in Schedule I hereto

[Underwriting Agreement]

Schedule I

Underwriter	Principal Amount of 1.300% Senior Notes Due 2017 to be Purchased

J.P. Morgan Securities LLC	$90,000,000

U.S. Bancorp Investments, Inc.	$90,000,000

Wells Fargo Securities, LLC	$90,000,000

Barclays Capital Inc.	$20,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$20,000,000

SunTrust Robinson Humphrey, Inc.	$20,000,000

Deutsche Bank Securities Inc.	$8,750,000

Fifth Third Securities, Inc.	$8,750,000

Guggenheim Securities, LLC	$8,750,000

KeyBanc Capital Markets Inc.	$8,750,000

Mitsubishi UFJ Securities (USA), Inc.	$8,750,000

Mizuho Securities USA Inc.	$8,750,000

PNC Capital Markets LLC	$8,750,000

Regions Securities LLC	$8,750,000

Total	$400,000,000

Schedule II

Issuer Free Writing Prospectus, dated January 7, 2014

Filed Pursuant to Rule 433 under the Securities Act of 1933, as amended

Supplementing the Preliminary Prospectus Supplement, dated January 7, 2014

Registration No. 333-180768

AutoZone, Inc.

Final Term Sheet

Dated: January 7, 2014

Issuer:	AutoZone, Inc.

Size:	$400,000,000

Trade Date:	January 7, 2014

Settlement Date:	January 14, 2014 (T+5)*

Maturity:	January 13, 2017

Interest Payment Dates:	January 13 and July 13 of each year, commencing on July 13, 2014

Benchmark Treasury:	UST 0.625% due December 15, 2016

Benchmark Treasury Price / Yield:	99-19 3⁄4 / 0.757%

Spread to Benchmark Treasury:	+ 55 basis points

Yield to Maturity:	1.307%

Coupon (Interest Rate):	1.300%

Price to Public:	99.980%

Optional Redemption Provision:	The notes will be redeemable at our option at any time in whole or in part at the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the present value of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted at the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement), plus 10 basis points. The redemption price for the notes will include accrued and unpaid interest on the notes being redeemed to the date of redemption.

Change of Control:	The occurrence of a Change of Control Triggering Event (as defined in the Preliminary Prospectus Supplement) will require AutoZone, Inc. to offer to repurchase the notes for cash at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of repurchase.

CUSIP/ISIN:	053332AQ5/US053332AQ57

Joint Book-Running Managers:	J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Senior Co-Managers	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated SunTrust Robinson Humphrey, Inc.

Co-Managers

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

Guggenheim Securities, LLC

KeyBanc Capital Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

PNC Capital Markets LLC

Regions Securities LLC

*	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle T+5 (on January 14, 2014) to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date hereof or the next succeeding business day should consult their own advisors.

The issuer has filed a registration statement (including a preliminary prospectus supplement and prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Schedule III

Issuer General Use Free Writing Prospectuses

Issuer Free Writing Prospectus dated January 7, 2014

ANNEX I

FORM OF OPINION OF MORRISON & FOERSTER LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

January 7, 2014

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28226

Re:	AutoZone, Inc.—$400,000,000 1.300% Senior Notes due 2017

Ladies and Gentlemen:

We have acted as counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of $400,000,000 principal amount of 1.300% Senior Notes due 2017 (the “Notes”), pursuant to the terms of an Underwriting Agreement dated January 7, 2014 (the “Underwriting Agreement”) between the Company and the several Underwriters named in Schedule I thereto, acting through you as their Representatives. This opinion is furnished to you pursuant to Section 5(b) of the Underwriting Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Underwriting Agreement.

The Notes are being issued pursuant to an indenture, dated as of August 8, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (as supplemented by the officers’ certificate dated as of January 14, 2014, the “Indenture”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement on Form S-3 (No. 333-180768) filed by the Company relating to the Notes as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), and evidence satisfactory to us that the Registration Statement became effective under the Act on April 17, 2012. The Registration Statement, when it became effective, is hereinafter referred to as the “Registration Statement,” and the Prospectus in the form filed with the Commission pursuant to its Rule 424(b) is hereinafter referred to as the “Prospectus.” For purposes of this opinion, the “Disclosure Package” consists of the documents and information set forth on Exhibit A hereto.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by the parties, we have assumed that each party has the power and authority to execute and deliver such documents, and to perform and observe the provisions of such documents, and the due authorization by each such party of all requisite action. In making our examination of documents executed by the parties, we have assumed, with respect to parties other than the Company, the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party (other than the Company) enforceable against such party in accordance with their terms.

In addition, in rendering the opinions set forth in paragraphs (c) and (h) below, our opinions are subject to the qualifications and exceptions set forth herein, and are otherwise based on a review of those laws which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and to business corporations generally, and we have assumed that no discretionary action under the Indenture or the Notes will be taken by or on behalf of the Company that will violate any federal or state statute or regulation applicable to the Company.

Moreover, with respect to the opinion expressed in paragraph (c) below, as to Material Agreements (as defined herein) which by their terms are or may be governed by the laws of a jurisdiction other than New York, we assume that such agreements are governed by the laws of New York for purposes of the opinion expressed in that paragraph. In addition, we exclude from the scope of our opinions any potential violation of financial covenants contained in the Material Agreements.

With respect to certain factual matters, we have relied upon certificates of officers of the Company. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge or existence or absence of such facts should be drawn from the fact of our representation of the Company.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(1)	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(2)	Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Indenture and the Notes (collectively, the “Documents”); and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(3)	Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

(4)	Except to the extent encompassed by an opinion set forth below with respect to the Company, we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, or (2) the legal or regulatory status or the nature of the business of any such party.

(5)	We express no opinion as to the enforceability of any provision of the Documents providing for indemnification, contribution or exculpation, to the extent such indemnification, contribution or exculpation is against public policy. We advise you that an indemnification provision may not be enforceable in the absence of negligence on the part of the indemnitor or if a loss was caused by the indemnitee’s negligence.

(6)	We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing a penalty.

(7)	We express no opinion as to the enforceability of any provision of the Documents which purports to transfer rights under a contract or a governmental permit, license or other authorization, or a claim against a governmental entity, the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law.

(8)	We express no opinion as to the enforceability of any provision of the Documents which purports to prohibit or restrict a transfer of rights under the Documents.

(9)	We express no opinion as to the enforceability of any provision of the Documents which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(10)	We express no opinion as to the enforceability of any provision of the Documents expressly or by implication waiving broadly or vaguely stated rights or unknown future rights, or waiving rights granted by law, in each case where such waivers are against public policy or prohibited by statute.

(11)	We express no opinion as to the enforceability of any provision of the Documents providing that rights or remedies are not exclusive, that every right or remedy is cumulative or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

When reference is made in our opinion herein to our knowledge, it means the actual knowledge attributable to our representation of the Company of only those partners and associates who have given substantive attention to the Underwriting Agreement and the preparation and negotiation thereof.

Based upon and subject to the foregoing, we are of the opinion that:

(a) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(b) Assuming due authentication of the Notes by the Trustee, when issued and paid for in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and are enforceable against the Company in accordance with their terms.

(c) None of the execution and delivery of the Underwriting Agreement, the issue and sale of the Notes, nor the consummation of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms thereof will result in a breach or violation of, or constitute a default under, (i) any contract, undertaking, indenture or other agreement set forth as Exhibits 10.1 through 10.40 of to the Company’s Annual Report on Form 10-K filed with the Commission on August 28, 2013 (the “Material Agreements”), or (ii) any statute, law, order, rule or regulation of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the State of New York or the United States having jurisdiction over the Company.

(d) The Indenture and the Notes conform in all material respects to the descriptions thereof contained under the heading “Description of Notes” and “Description of Debt Securities” in the Prospectus and the Disclosure Package.

(e) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act. Any required filing of the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

(f) The Registration Statement, as of the most recent effective date thereof, complied as to form in all material respects with the requirements of the Act (except as to (i) the financial statements and other financial information included therein, and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the 1939 Act, as to which we express no opinion).

(g) There is no contract or other document known to us of a character required to be described in the Prospectus or the Disclosure Package or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(h) No authorization, approval or consent of any court or governmental authority or agency is required in connection with the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the several Underwriters.

(i) Each of the reports filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated or deemed incorporated by reference into the Registration Statement and the Prospectus (other than (i) the financial statements and supporting schedules and other financial data included therein or omitted therefrom and (ii) opinions on internal controls and compliance therewith, as to which we express no opinion), when they were filed with the Commission (or, if later, upon filing of an amendment thereto) complied as to form in all material respects with the requirements of the Exchange Act.

(j) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(k) The statements in the Prospectus and the Disclosure Package under the caption “Material United States Federal Income Tax Consequences” insofar as such statements constitute summaries of legal matters or matters of law, fairly and accurately present and summarize, in all material respects, the matters referred to therein.

In addition, we have participated in conferences with your representatives and with representatives of the Company and its accountants concerning the Registration Statement, the Prospectus and the Disclosure Package, and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements except as and to the extent of our opinion in paragraphs (d) and (k) above. We are also not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in the Disclosure Package was conveyed to any purchaser of the Notes. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at the most recent time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to (i) the financial statements and the other financial information contained in or omitted from the Registration Statement, the Prospectus or the Disclosure Package; and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the 1939 Act).

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, as appropriate, and the federal laws of the United States of America, as in effect on the date hereof. Various matters concerning the laws of the State of Nevada are addressed in the opinion of Brownstein Hyatt Farber Schreck, LLP, and various matters concerning the Company are addressed in the opinion of Kristen C. Wright, Senior Vice President, General Counsel and Secretary of the Company, each of which have been separately provided to you, and we express no opinion with respect to those matters.

This letter is furnished by us to you as Representatives of the several Underwriters, and is solely for the benefit of the several Underwriters. Neither this letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent; provided that the Trustee may rely on opinions (a), (b), (c) and (h) hereof to the same extent as if such opinions had been addressed to it.

Very truly yours,

Morrison & Foerster LLP

EXHIBIT A

DISCLOSURE PACKAGE

1.	The Registration Statement.

2.	The preliminary prospectus supplement, dated as of January 7, 2014, and filed by the Company pursuant to Rule 424(b) with the Commission on January 7, 2014.

3.	The final term sheet, dated as of January 7, 2014 and filed by the Company pursuant to Rule 433 with the Commission on January 7, 2014.

ANNEX II

FORM OF OPINION OF SENIOR VICE PRESIDENT, GENERAL COUNSEL &

SECRETARY TO BE DELIVERED PURSUANT TO SECTION 5(b)

January 14, 2014

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

as Representatives of the several Underwriters named

in Schedule I to the Underwriting Agreement (the “Representatives”)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28226

Re:	AutoZone, Inc. Public Offering of $400,000,000 Aggregate Principal Amount of 1.300% Senior Notes due 2017

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary for AutoZone, Inc., a Nevada corporation (the “Company”), and am familiar with its legal affairs. I am, or other attorneys under my supervision are, also familiar with the sale to you of $400,000,000 aggregate principal amount of the Company’s 1.300% Senior Notes due 2017 (the “Notes”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2012 (File No. 333-180768) (including the documents incorporated by reference therein (the “Incorporated Documents”), the “Registration Statement”), a prospectus dated April 17, 2012 (the “Base Prospectus”), a preliminary prospectus supplement dated January 7, 2014, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus (but excluding the Incorporated Documents), the “Preliminary Prospectus”), an issuer free writing prospectus (as defined in Rules 433 and 405 under the Act) that is identified on Exhibit A attached hereto (the “Specified IFWP”), a prospectus supplement dated January 7, 2014, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”), and an Underwriting Agreement dated January 7, 2014, between you and the Company (the “Underwriting Agreement”). This opinion is being rendered to you pursuant to Section 5(b) of the Underwriting Agreement.

All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.

I, or attorneys under my supervision, have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of attorneys under my direction, officers and other representatives of the Company and others. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that I do not, nor does any attorney under my supervision, have current actual knowledge of the inaccuracy of such statement.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

(1) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(2) Each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or partnership or equity interest of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries (with the exception of the preferred stock of AutoZone Development Corporation of which the Company owns, directly and indirectly, 1,088 shares and others own 112 shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or partnership interest of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

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(3) The Underwriting Agreement has been duly executed and delivered by the Company.

(4) The Indenture dated as of August 8, 2003 (as supplemented by the officers’ certificate dated as of January 14, 2014, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., has been duly executed and delivered by the Company.

(5) To the best of my knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(6) The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds” and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the case of clauses (i) or (iii) for such conflicts, creations, impositions or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

(7) To the best of my knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement, the Indenture or the Notes or the performance by the Company of its obligations thereunder.

(8) All descriptions in the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects. To the best of my knowledge, there are no franchises, contracts,

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indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(9) To the best of my knowledge, there are no statutes or regulations that are required to be described in the General Disclosure Package and the Prospectus that are not described as required.

My opinion herein is limited to the effect on the subject transaction of the laws of the State of Tennessee. I assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state, and I express no opinion herein concerning any federal law, including any federal securities law (except to the extent set forth in paragraphs 8 and 9 herein), or any state securities law. My opinions set forth in paragraph 6 above are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to underwritten public offerings of debt securities. In rendering the opinion in paragraph 8 as to the description in the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party (the “Opinion Documents”), I have assumed that Tennessee internal law governs the Opinion Documents and I express no opinion concerning the enforceability of any choice of law provisions in the Opinion Documents under any law. Finally, I have not independently verified and I assume no responsibility for differences which may exist between Tennessee law and the law of any other jurisdiction which may govern the Opinion Documents, or the extent to which any such differences may impact adversely the validity, binding effect or enforceability of the Opinion Documents.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires the Notes from you or the other Underwriters) without my prior written consent, which may be granted or withheld in my sole discretion; provided that the Trustee may rely on opinions 4 and 6 hereof to the same extent as if such opinions had been addressed to it.

Very truly yours,

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Exhibit A

Issuer Free Writing Prospectus, dated January 7, 2014, of AutoZone, Inc., filed with the Commission pursuant to Rule 433 with respect to the Notes.

ANNEX III

FORM OF OPINION OF BROWNSTEIN HYATT FARBER SCHRECK, LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

January 14, 2014

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

as Representatives of the several Underwriters named

in Schedule I to the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28226

Ladies and Gentlemen:

We have acted as special Nevada counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company to the Underwriters named in that certain Underwriting Agreement (defined below) of $400,000,000 aggregate principal amount of the Company’s 1.300% Senior Notes due 2017 (the “Notes”), pursuant to (i) a registration statement on Form S-3 filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on April 17, 2012 (File No. 333-180768) (the “Registration Statement”), including the Base Prospectus contained therein, as supplemented by a Prospectus Supplement, dated January 7, 2014 (collectively, the “Prospectus”), as filed with the Commission pursuant to Rule 424(b) of the Securities Act, (ii) that certain Underwriting Agreement, dated as of January 7, 2014, between you, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), and the Company (the “Underwriting Agreement”) and (iii) that certain Indenture, dated as of August 8, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture” and, as supplemented by the Officers’ Certificate (as defined below), the “Indenture”). This opinion letter is being issued and delivered to you pursuant to Section 5(b)(iii) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Underwriting Agreement.

For the purpose of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

(i)	the Registration Statement;

(ii)	the General Disclosure Package;

(iii)	the Prospectus;

(iv)	the Underwriting Agreement;

(v)	the global Note representing the Notes;

(vi)	the Base Indenture;

(vii)	the Officers’ Certificate, dated as of January 14, 2014, executed by certain authorized officers of the Company pursuant to Section 3.2 of the Base Indenture, in respect of the Notes (the “Officers’ Certificate”);

(viii)	the Articles of Incorporation and the Bylaws, each as amended to date, of the Company (collectively, the “Governing Documents”);

(ix)	such corporate records, proceedings, minutes, consents, actions and resolutions of the Company as we have deemed necessary as a basis for the opinions expressed below, including, without limitation, those resolutions authorizing, among other matters, the execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, the Underwriting Agreement (the “Transactions”);

(x)	the Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State on January [—], 2014, with respect to the existence and good standing in Nevada of the Company on that date; and

(xi)	the certificate of an officer of the Company, of even date herewith, as to certain factual matters and any certificates of the officers of the Company required by or delivered in connection with the closing of the Transactions (collectively, the “Company Certificates”).

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have been furnished with, and with your consent have relied upon, as to factual matters, the Company Certificates and assurances of the officers and other representatives of the Company and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained

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in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company.

Without limiting the generality of the foregoing, in rendering this opinion letter, we have, with your permission, assumed without independent verification that: (i) the statements of fact and all representations and warranties set forth in the Underwriting Agreement are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) the obligations of each party set forth in the Underwriting Agreement, the Indenture and the Notes are its valid and binding obligations, enforceable in accordance with their respective terms; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all documents that we have examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; and (vi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

As used herein, all references to: (i) “statutes”, generally, or “NRS” are to the Nevada Revised Statutes as in effect on the date hereof; (ii) “Applicable Nevada Law” are to the statutes, rules and regulations of the State of Nevada which we, in the exercise of our customary professional diligence, recognize as being directly applicable to the Company and the Transactions; (iii) “Nevada Governmental Authorities” are to the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies; (iv) “Nevada Governmental Approval” are to any authorization, approval or consent of, notification to, or filing with, any Nevada Governmental Authority having jurisdiction over the Company required to be made or obtained by the Company pursuant to Applicable Nevada Law; and (v) “Applicable Nevada Order” are to any judgment, order, writ or decree known to us to have been issued by any Nevada Governmental Authority under Applicable Nevada Law, that is presently in effect and by which the Company is bound or to which it is subject.

Whenever a statement herein is qualified by the phrase “to our knowledge” or “known to us” or a similar phrase, we have, with your consent, advised you concerning only the conscious awareness of facts in the possession of those attorneys who are currently members of or associated with this firm and who have performed legal services on behalf of the Company, and which knowledge we have recognized as being pertinent to the matters set forth herein.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the Transactions only of the internal laws of the State of

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Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated by, the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company.

5. The Notes have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Indenture. The Notes have been duly executed and delivered by the Company.

6. No Nevada Governmental Approval is required for the issuance and sale of the Notes by the Company pursuant to the Underwriting Agreement, except such as may be required under state securities or “Blue Sky” laws, rules and regulations (as to which we express no opinion).

7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, and the consummation of the Transactions, do not violate (a) the Governing Documents, (b) any Applicable Nevada Law or (c) any Applicable Nevada Order.

The opinions expressed herein are based upon the Applicable Nevada Law in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, or to conduct an inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, its counsel or its assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this opinion letter, or of any change in any Applicable Nevada Law or any facts occurring after the date of this opinion letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

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This opinion letter is rendered only to you in your capacity as Underwriters pursuant to Section 5(b)(iii) of the Underwriting Agreement and is solely for your benefit in connection with the closing of the transactions contemplated by the Underwriting Agreement and the Indenture. This opinion letter may not be relied upon or used by you for any other purpose, or otherwise circulated or furnished to, quoted to, or relied upon by any other person, firm or entity for any purpose, without our prior written consent in each instance, except that, subject to all qualifications, limitations, exceptions and assumptions set forth herein, the Trustee may rely on opinion paragraphs 1, 4, 5, 6 and 7 of this opinion letter as if it were an addressee on this date for all purposes relating to its capacity as Trustee under the Indenture.

Very truly yours,

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